UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RF MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

7628 Thorndike Road
NORTH CAROLINA	Greensboro, North Carolina 27409-9421	56-1733461
(State or other jurisdiction of	(Address of principal executive offices)	(I.R.S. Employer
incorporation or organization)		(Identification Number)
SIRENZA MICRODEVICES, INC.
AMENDED AND RESTATED 1998 STOCK PLAN
(Full title of the plan)
Robert A. Bruggeworth
President and Chief Executive Officer
RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(336) 664-1233
(Name, address and telephone number, including area code,
of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered (1)	per share (2)	price (2)	fee (2)

Common Stock, no par value (3)	5,775,456	$1.22-$5.97	$26,158,066	$803.05

(1)
This Registration Statement relates to common stock, no par value, of RF Micro Devices, Inc. (the “Company”) that may be issued pursuant to awards granted under the Sirenza Microdevices, Inc. (“Sirenza”) Amended and Restated 1998 Stock Plan, as Assumed by RF Micro Devices, Inc. and Amended and Restated Effective November 13, 2007 (the “Plan”) following the merger of Iceman Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Sirenza and the subsequent merger of Sirenza with and into the Company. This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)
Calculated pursuant to Rules 457(c) and (h)(1), based on: (i) the average ($5.97) of the high ($6.03) and low ($5.90) sales prices of the common stock of the Company on November 9, 2007, as reported on the NASDAQ Global Select Market (4,023,581 shares); and (ii) the average option price ($1.22) for 1,751,875 shares of the Company’s common stock available for issuance upon exercise of outstanding options granted under the Plan (whether or not currently exercisable).

(3)	Each share of the Company’s common stock includes one preferred share purchase right.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the Commission on May 30, 2007;
     (b) The Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 9, 2007, and for the quarter ended September 29, 2007, filed with the SEC on November 2, 2007;
     (c) The Company’s Current Reports on Form 8-K filed with the Commission on April 10, 2007, May 7, 2007, June 6, 2007, August 13, 2007, August 16, 2007, and October 29, 2007;
     (d) The description of the Company’s Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;
     (e) The Company’s Registration Statement on Form 8-A relating to the Company’s Rights Agreement dated as of August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001;
     (f) The Company’s Registration Statement on Form 8-A/A relating to the First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, filed with the Commission on August 1, 2003; and
     (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.
     The Company’s bylaws provide for the indemnification of any director or officer of the Company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of the Company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.
     The Company’s articles of incorporation provide for the elimination of the personal liability of each director of the Company to the fullest extent permitted by law.
     The Company maintains directors’ and officers’ liability insurance under which each controlling person, director and officer of the Company is insured or indemnified against certain liabilities which he may incur in his capacity as such.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed as a part of this Registration Statement:
Number	Description

4.1	Restated Articles of Incorporation of RF Micro Devices, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

4.2
Articles of Amendment to Articles of Incorporation, dated July 26, 2000, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

4.3
Articles of Amendment to Restated Articles of Incorporation, dated August 10, 2001, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

4.4	Bylaws, as amended and restated through November 8, 2007.

4.5	Specimen Certificate of Stock, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

4.6
Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed August 14, 2001.

4.7
First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed August 1, 2003.

4.8
Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.9	Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.10
Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank National Association, as Trustee, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.11
Registration Rights Agreement, dated as of July 1, 2003, by and among RF Micro Devices, Inc. and the Initial Purchasers named therein, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.12
Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.13
Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.14
Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.15
Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.16
Registration Rights Agreement between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 4, 2007, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (included in the signature page hereto).

99	Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan, as Assumed by RF Micro Devices, Inc. and Amended and Restated Effective November 13, 2007.
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the

“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 15th day of November, 2007.

RF MICRO DEVICES, INC.

By:	/s/ Robert A. Bruggeworth

Robert A. Bruggeworth President and Chief Executive Officer
POWER OF ATTORNEY
     Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the “Company”), hereby nominates, constitutes and appoints Robert A. Bruggeworth and William A. Priddy, Jr., or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of November 15, 2007.

/s/ Robert A. Bruggeworth		/s/ William A. Priddy, Jr.

Name:	Robert A. Bruggeworth	Name:	William A. Priddy, Jr.
Title:	President, Chief Executive Officer and Director (principal executive officer)	Title:	Chief Financial Officer, Corporate Vice President of Administration and Secretary (principal financial officer)

/s/ Barry D. Church		/s/ Daniel A. DiLeo

Name:	Barry D. Church	Name:	Daniel A. DiLeo
Title:	Vice President and Corporate Controller (principal accounting officer)	Title:	Director

/s/ Jeffery R. Gardner		/s/ John R. Harding

Name:	Jeffery R. Gardner	Name:	John R. Harding
Title:	Director	Title:	Director

/s/ David A. Norbury

Name:	David A. Norbury
Title:	Director

/s/ Albert E. Paladino		/s/ William J. Pratt

Name:	Dr. Albert E. Paladino	Name:	William J. Pratt
Title:	Chairman of the Board of Directors	Title:	Director

/s/ Erik H. van der Kaay		/s/ Walter H. Wilkinson, Jr.

Name:	Erik H. van der Kaay	Name:	Walter H. Wilkinson, Jr.
Title:	Director	Title:	Director

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
RF Micro Devices, Inc.

Number	Description
4.1	Restated Articles of Incorporation of RF Micro Devices, Inc., incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

4.2
Articles of Amendment to Articles of Incorporation, dated July 26, 2000, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

4.3
Articles of Amendment to Restated Articles of Incorporation, dated August 10, 2001, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

4.4	Bylaws, as amended and restated through November 8, 2007.

4.5	Specimen Certificate of Stock, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

4.6
Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed August 14, 2001.

4.7
First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed August 1, 2003.

4.8
Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association, as Trustee, which is incorporated by reference from Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.9
Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.10
Form of Note for 1.50% Convertible Subordinated Notes due July 1, 2010, filed as Exhibit A to Indenture, dated as of July 1, 2003, between RF Micro Devices, Inc. and Wachovia Bank National Association, as Trustee, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.11
Registration Rights Agreement, dated as of July 1, 2003, by and among RF Micro Devices, Inc. and the Initial Purchasers named therein, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-3 filed August 22, 2003 (File No. 333-108141).

4.12
Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.13
Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.14
Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.15
Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 10, 2007.

4.16
Registration Rights Agreement between RF Micro Devices, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 4, 2007, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b) (4) (iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24	Power of Attorney (included in the signature page hereto).

99	Sirenza Microdevices, Inc. Amended and Restated 1998 Stock Plan, as Assumed by RF Micro Devices, Inc. and Amended and Restated Effective November 13, 2007.